Exhibit (d)(14)

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY WHITEHORSE FINANCE, INC.

This Notice of Guaranteed Delivery relates to an offering (the “Offering”) by WhiteHorse Finance, Inc. (the “Company”) of non-transferable subscription rights (the “Rights”) to subscribe for up to an aggregate of 3,321,033 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by stockholders of record (the “Record Date Stockholders”) as of 5:00 p.m., New York City time, on October 23, 2015 (the “Record Date”). The Rights are offered on the terms and subject to the conditions described in the prospectus supplement, dated October 22, 2015 and the accompanying prospectus, dated August 25, 2015 (collectively, the “Prospectus”).

This form, or one substantially equivalent hereto, must be used to exercise Rights if a Record Date Stockholder cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on November 20, 2015, unless such time is extended by the Company (the “Expiration Date”). Such form must be delivered by hand or sent by fax transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent by the close of business on the third business day after the Expiration Date. See “The Offering — Methods for Exercising Rights” in the Prospectus Supplement.

Payment of the subscription price of $13.55 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner and on the date specified in “The Offering — Methods for Exercising Rights” and “The Offering — Payment for Shares” in the Prospectus Supplement.

The Subscription Agent is: American Stock Transfer & Trust Company

By Hand or Overnight Courier:
American Stock Transfer & Trust Company
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

By Mail
American Stock Transfer & Trust Company
Operations Center
Attn: Reorganization Department
P.O. Box 2042
Brooklyn, NY 10272-2042

Fax Transmission: 718-234-5001

Telephone number for Confirmation (Toll Free): 877-248-6417 or 718-921-8317

DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

If you have any questions or require additional copies of relevant documents please contact the information agent:

D.F. King & Co., Inc.
48 Wall Street
New York, New York

Telephone Number (Toll Free): (800) 591-8268     For broker-dealers and nominees: (212) 493-3910

Date:

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing            Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent on or before the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the basic subscription and/or over-subscription privilege, as those terms are defined in the Prospectus, to subscribe for shares of Common Stock with respect to the Rights represented by such Subscription Rights Certificates(s).

The undersigned understands that payment of the subscription price of $13.55 per share for each share of common stock subscribed for pursuant to the basic subscription and/or over-subscription privilege must be received by the Subscription Agent by the close of business on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $           either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith or,
☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
☐	Certified check
☐	Bank draft (cashier’s check)
☐	Wire Transfer

Name of Maker:
Date of check or draft
Check or draft number
Bank or other institution on which
Check is drawn or issuer of money order:

Exercise of Basic Subscription:

Pursuant to the basic subscription, the undersigned hereby agrees to subscribe for            shares of Common Stock.

Exercise of Over-Subscription Privilege:

Pursuant to the over-subscription privilege, the undersigned hereby agrees to subscribe for an additional            shares of Common Stock.

Signature(s)	Address

Name(s) (please type or print)
Tel. No.(s)

Subscription Rights Certificates (No(s). (if available))

GUARANTEE OF DELIVERY
(Not to Be Used For Subscription Rights Certificate Signature Guarantee)

The undersigned, a Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees that the undersigned will deliver to the Subscription Agent (i) payment of the full subscription price for the shares subscribed for in the basic subscription and any additional shares subscribed for pursuant to the over-subscription privilege (as those terms are defined in the Prospectus), and (ii) a properly completed and duly executed Subscription Rights Certificate, on or prior to the close of business on the third business day after the Expiration Date.

Dated:
(Address)	(Name of Firm)
(Area Code and Telephone Number)	(Authorized Signature)

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus, dated October 22, 2015, of WhiteHorse Finance, Inc. Failure to do so could result in a financial loss to such institution.